EXHIBIT 99.1

3D Systems Announces Preliminary First Quarter 2015 Results

- Announces conference call to discuss preliminary results

- Sets date to discuss final results for first quarter

ROCK HILL, S.C., April 24, 2015 (GLOBE NEWSWIRE) -- 3D Systems Corporation (NYSE:DDD) announced today that it anticipates its first quarter revenue to be in the range of $158 million to $160 million. The company expects to report a GAAP loss in the range of $0.13 per share to $0.15 per share and non-GAAP earnings in the range of $0.02 per share to $0.04 per share. The company expects to report that it ended the quarter with approximately $200 million of available cash.

These preliminary results are based on current expectations, subject to quarter-end closing adjustments, and actual results may differ.

The company believes that economic weaknesses attributable to several factors, including the decline in the Euro and Yen relative to the U.S. Dollar and the aftershock of lower oil prices, caused the majority of its aerospace, automotive and healthcare customers to curb new printer purchases during the quarter and curtail their materials and service purchases. In addition, certain metal and nylon applications and performance issues delayed the company's ability to sell additional printers during the quarter. The combined impact of these factors compressed the company's expected revenue growth for the quarter to 9% over the comparable quarter of 2014, or 17% at first quarter 2014 exchange rates. A stronger U.S. Dollar reduced total quarterly revenues by approximately $12 million at comparable Q1 2014 currency rates.

"We were surprised and disappointed by the abrupt interruption in customer demand late in the quarter from several economic factors that we believe caused our industrial customers to defer their planned investments," said Avi Reichental, President and Chief Executive Officer, 3DS. "We believe the combination of our expanding international business and growing concentration of manufacturing customers made us more vulnerable to the steep currencies decline relative to the U.S. Dollar and the aftermath of lower oil prices that curbed aerospace and automotive expenditures."

The company expects to report positive contributions from most of its revenue categories, including software, services and consumer, over the comparable 2014 period. However, stronger consumer products performance that yielded a 169% consumer printer units increase and continued direct metal demand that generated 46% metal printer units growth, were not enough to make up for the revenue shortfall from postponed industrial customers' purchases.

"Several weeks into the second quarter, bookings are ahead of the same period in the first quarter," continued Reichental. "Specifically, OEMs that paused to assess their own exposure to foreign currency and macroeconomic impacts are beginning to resume their capital investments and are making the purchases they deferred during the first quarter."

The company expects to report that its consolidated gross profit margin for the quarter expanded 110 basis points sequentially to approximately 49.0% despite drag from lower revenue and adverse mix and rate.

Given current uncertainties from continued macroeconomic pressures and foreign currency headwinds, management is undertaking a comprehensive evaluation of its full year guidance and plans to update investors during its scheduled first quarter 2015 earnings conference call on May 6, 2015.

"While the current economic climate disrupted our planned cadence for 2015, we believe that the fundamentals of our business and the strength of our portfolio remained intact. We are encouraged by the overall strengthening of our order patterns thus far during the second quarter and are accelerating our planned integration, productivity and efficiency measures without impairing future growth," concluded Reichental.

Preliminary Q1 2015 Results Conference Call

3D Systems plans to hold a conference call to discuss its preliminary financial results for the first quarter of 2015 on Friday, April 24, 2015, at 8:30 a.m. Eastern Time.

Date: Friday, April 24, 2015

Time: 8:30 a.m. Eastern Time

Listen via Internet: www.3dsystems.com/investor

Participate via telephone:

Within the U.S.: 1-877-407-8291
Outside the U.S.: 1-201-689-8345

Final Results Q1 Conference Call and Webcast

The company expects to release final first quarter and to file its Form 10-Q with the Securities and Exchange Commission on May 6, 2015. 3D Systems plans to hold a conference call and simultaneous webcast to discuss these results on Wednesday, May 6, 2015, at 8:30 a.m. Eastern Time.

Date: Wednesday, May 6, 2015

Time: 8:30 a.m. Eastern Time

Listen via Internet: www.3dsystems.com/investor

Participate via telephone:

Within the U.S.: 1-877-407-8291
Outside the U.S.: 1-201-689-8345

The recorded webcasts will be available beginning approximately two hours after each live presentation at www.3dsystems.com/investor.

Forward-Looking Statements

Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as "believes," "belief," "expects," "estimates," "intends," "anticipates" or "plans" to be uncertain and forward-looking. Forward-looking statements may include comments as to the company's beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company, including but not limited to, statements about management's expectations regarding the company's performance, initiatives and strategies; statements of current estimates of the company's revenue, earnings per share, foreign currency impact and other financial items; statements of management's expectations and plans related to the timing of the release of the company's full financial results for the first quarter 2015; and expectations and guidance for fiscal 2015. Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved. The factors described under the headings "Forward-Looking Statements," "Cautionary Statements and Risk Factors," and "Risk Factors" in the company's periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. 3D Systems undertakes no obligation to update or revise any forward-looking statements, even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized, except as may be required by law.

Presentation of Information in This Press release

To facilitate a better understanding of the impact that several strategic acquisitions had on its financial results, the company reported non-GAAP measures that adjust net income and earnings per share by excluding the impact of amortization of intangibles, non-cash interest expense, acquisition and severance expenses, litigation settlements, loss on conversion of notes and stock-based compensation expense.

About 3D Systems

3D Systems provides the most advanced and comprehensive 3D digital design and fabrication solutions available today, including 3D printers, print materials and cloud-sourced custom parts. Its powerful ecosystem transforms entire industries by empowering professionals and consumers everywhere to bring their ideas to life using its vast material selection, including plastics, metals, ceramics and edibles. 3DS' leading personalized medicine capabilities save lives and include end-to-end simulation, training and planning, and printing of surgical instruments and devices for personalized surgery and patient specific medical and dental devices. Its democratized 3D digital design, fabrication and inspection products provide seamless interoperability and incorporate the latest immersive computing technologies. 3DS' products and services disrupt traditional methods, deliver improved results and empower its customers to manufacture the future now.

Leadership Through Innovation and Technology

  3DS invented 3D printing with its Stereolithography (SLA) printer and was the first to commercialize it in 1989.
  3DS invented Selective Laser Sintering (SLS) printing and was the first to commercialize it in 1992.
  3DS invented the ColorJet Printing (CJP) class of 3D printers and was the first to commercialize 3D powder-based systems in 1994.
  3DS invented MultiJet Printing (MJP) printers and was the first to commercialize it in 1996.
  3DS pioneered virtual surgical simulation (VSSTM) and virtual surgical planning (VSP ®), and its leading 3D healthcare products and services help doctors achieve better patient outcomes.

Today its comprehensive range of 3D printers is the industry's benchmark for production-grade manufacturing in aerospace, automotive, patient specific medical device and a variety of consumer, electronic and fashion accessories.

More information on the company is available at www.3dsystems.com.

CONTACT: Investor Contact:
         Stacey Witten
         Email: Investor.Relations@3dsystems.com

         Media Contact:
         Wendy Pinckney
         Email: Press@3dsystems.com